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                                                                    EXHIBIT 10.7

                                Amendment No. 1
                                ---------------

This Amendment No. 1 to the Sale of Goods Agreement and Exclusive License entered into as of the 10th day of September, 1996 (referred to hereinafter as the "Agreement") by and between TAYLOR MADE GOLF COMPANY, INC. ("Taylor Made Golf"), a California corporation, and ALYN CORPORATION ("Alyn"), a Delaware corporation, is entered into as of this 14th day of October, 1996 and comes retroactively into force as of the 10th day of September, 1996 (the "Effective Date"), by and between Taylor Made Golf and Alyn. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Parties and their affiliates are desirous of amending certain provisions of the Agreement so that they accurately reflect the general spirit of their negotiations and mutual commitments and enable them to develop a long-lasting, mutually beneficial relationship in order that they may work together as partners in the creation and development of enhanced, advanced Boralyn based products.

WHEREAS, Taylor Made Golf hereby reaffirms its intent to commit appropriate reasonable resources to marketing, advertising and sales efforts to enhance the market for Products.

NOW, THEREFORE, for and in consideration of the promises and the mutual promises and benefits contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:
The Agreement is hereby amended as follows:


                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

1.18
"Approved Specifications" of each product shall mean design in accordance with specifications of Taylor Made Golf delivered to Alyn by Taylor Made Golf and approved by Alyn.

Approved Specifications shall define performance and quality of the product, including but not limited to:

 . Measured performance (distance, accuracy, trajectory, direction, dispersion) . Perception as compared to competing benchmarks
 . Durability (breakage, resistance to wear)
 . Conformance to drawing tolerances.

                                   ARTICLE 4
                                   ---------
                         PURCHASE ORDERS AND DELIVERY
                         ----------------------------

SECTION 4.1 of the Agreement is hereby amended by deleting the last sentence of section 4.1 and inserting the following, in lieu thereof:
"Taylor Made Golf shall be required to (a) place Purchase Orders for the minimum amount of each Product in each Sales Quarter and each Sales Year, respectively, as is set forth opposite the name of such Product in Schedule 4.1 and (b) advise
                                                     ------------
Alyn in writing not less than 90
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days prior to the commencement of any Sales Quarter whether it expects or does not expect to meet the minimum order, volume requirements for that Sales Quarter set forth in Schedule 4.1, provided, however, that notwithstanding the foregoing
             ------------  --------  -------
and any other provision of this Agreement, including, without limitation,
Section 5.1(e) and Section 13.12, Alyn's sole remedy for Taylor Made's non observance to place Purchase Orders required to maintain exclusivity or to provide such written advice shall be transformation of Taylor Made's exclusive license rights into non exclusive license rights as provided under Article 5 of this Agreement.

                                   ARTICLE 5
                                   ---------

                               EXCLUSIVE LICENSE
                               -----------------


ARTICLE 5.1 SECTION (c) is deleted and modified as follows:

"This exclusive worldwide license is non transferable.

In case of non observance by Taylor Made to purchase the minimum amount of a Product or several Products in any Sales Quarter or in any Sales Year to maintain exclusivity in accordance with Schedule 4.1 and the delivery to Taylor Made Golf by Alyn of written notice of such non observance within ten (10) days after the end of such Sales Quarter or Sales Year, as the case may be, the license shall become a non exclusive license but only for the Product or the Products concerned by non observance of minimum quantities and shall remain exclusive for other Products.
Notwithstanding the foregoing, the license shall remain exclusive if non observance of minimum quantities to maintain exclusivity arises in accordance with the terms and conditions hereof.
Anything in the foregoing to the contrary notwithstanding, if Alyn shall first deliver Product to Taylor Made Golf on a date subsequent to July 1, 1997 (the "Late Delivery Date"), then:

    Points A and B as worded in the Agreement remain unchanged from (A) "If the Late delivery" up to "Taylor Made Golf have under this Agreement"


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SECTION (e): Is deleted and replaced by the following in lieu thereof:  "The transformation of the exclusive license and rights into a non-exclusive license and rights according to Article 5 shall be Alyn's sole remedy for any non observance by Taylor Made Golf to purchase (in accordance with the terms and conditions of this Agreement) the minimum amount of such Product in any Sales quarter or in any Sales Year in accordance with Schedule 4.1".


3. "All five other provision of the Agreement remain unchanged and in full force and effect.

This Amendment shall be made immediately public by Alyn in the framework of Alyn's IPO and become an exhibit of or an addendum to the prospectus.


The Agreement as amended hereby, constitutes the entire Agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto, and all prior communications relating to minimum purchase requirements under the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment No.1 to the Agreement to be executed by their duly authorized officers on the respective dates hereinafter set forth".


TAYLORMADE GOLF COMPANY, Inc

By /s/ Jean Hue          10-16-96
-------------------------
Jean Hue
Vice President of Research and
Development


ALYN CORPORATION


By /s/ Robin A. Carden       10-14-96
-----------------------------

Robin A. Carden
President and Chief Executive